UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 25, 2018

AVISTA CORPORATION
(Exact name of registrant as specified in its charter)

Washington	1-3701	91-0462470
(State of other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1411 East Mission Avenue, Spokane, Washington	99202-2600
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	509-489-0500
Web site: http://www.avistacorp.com

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 8 – Other Events
Item 8.01 Other Events.
On May 25, 2018, Avista Corporation (Avista Corp. or the Company) and Hydro One Limited (Hydro One) filed an all-parties, all-issues settlement agreement with the Public Utility Commission of Oregon (OPUC) related to the Oregon merger proceeding. This represents a full settlement which all parties have agreed is consistent with the public interest and will provide net benefits to Avista Corp.’s Oregon customers. The settlement agreement is subject to review and approval by the OPUC.
The settlement agreement in Oregon includes financial and non-financial commitments. Under the settlement agreement, customers in Oregon would receive immediate financial benefits in the form of a rate credit of approximately $7.5 million over a 5-year period that would become effective at the close of the transaction, along with additional safeguards to assure the continued financial well-being of Avista Corp.
As a result of this settlement agreement in Oregon, settlement agreements in Washington, Idaho and Alaska and commitments in Montana, the total financial commitment across all states, if approved, would be approximately $78.6 million. No costs associated with the transaction will be recovered from Avista Corp. or Hydro One customers.
Also, as part of the commitments included in the Oregon settlement agreement, Avista Corp. has agreed that the base rates established on November 1, 2017 as part of its latest Oregon natural gas general rate case will remain in effect until at least January 1, 2020.
In addition to Hydro One and Avista Corp, the parties to the merger proceeding in Oregon include the OPUC staff, Oregon Citizens’ Utility Board, Alliance of Western Energy Consumers and the Oregon and Southern Oregon District Council of Laborers.
Hydro One and Avista Corp. received the Federal Communications Commission’s consent on May 4, 2018 to close their merger and antitrust clearance on April 5, 2018 after the expiration of the waiting period under the U.S. Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The transaction received approval from the Federal Energy Regulatory Commission on January 16, 2018 and from Avista Corp. shareholders on November 21, 2017. The Committee on Foreign Investment in the United States completed its review of the proposed merger on May 21, 2018, and has concluded that there are no unresolved national security concerns with respect to the transaction. Also required is the satisfaction of other customary closing conditions. Hydro One and Avista Corp. continue to anticipate closing the transaction in the second half of 2018.
SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

AVISTA CORPORATION
(Registrant)

Date:	May 31, 2018	/s/ Mark T. Thies
Mark T. Thies
Senior Vice President,
Chief Financial Officer, and Treasurer